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EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-76105) and the Registration Statement (Form S-4 No. 333-57987) Clear Channel Communications, Inc. of our reports dated March 13, 2000 with respect to the consolidated financial statements and schedule of Clear Channel Communications, Inc. for the year ended December 31, 1999 included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

         We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the 1984 Incentive Stock Option Plan of Clear Channel Communications, Inc. (No. 33-14193); the Clear Channel Communications, Inc. Nonqualified Stock Option Plan (No. 33-59772); the Clear Channel Communications, Inc. 1994 Incentive Stock Option Plan, the Clear Channel Communications, Inc. 1994 Nonqualified Stock Option Plan, the Clear Channel Communications, Inc. Directors' Nonqualified Stock Option Plan; the Option Agreement for Officer (No. 33-64463); the Non-Qualified Option Grant to Karl Eller dated April 10, 1997, the Non-Qualified Option Grant to Paul J. Meyer dated April 10, 1997, the Non-Qualified Option Grant to Timothy J. Donmoyer dated April 10, 1997, the Eller Media Company Senior Management Incentive Plan of Clear Channel Communications, Inc. (No. 333-29717), the Clear Channel Communications, Inc. 1998 Stock Incentive Plan (No. 333-61883) and the Clear Channel Communications, Inc. Employee Stock Purchase Plan (No., 333-30784) of our reports dated March 13, 2000 with respect to the consolidated financial statements of Clear Channel Communications, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999 and with respect to the related financial statement schedule included in this Annual Report (Form 10-K) for the year ended December 31, 1999.

                                       ERNST & YOUNG LLP
                                       San Antonio, Texas
                                       March 13, 2000